EXHIBIT 99.1

February 25, 2024

CorEnergy Enters Restructuring Support Agreement
Operations to Continue Uninterrupted, With No Impact to Customers, Employees or Vendors
KANSAS CITY, Mo.--(BUSINESS WIRE)-- CorEnergy Infrastructure Trust, Inc. (OTC Pink: CORR, CORRL) (“CorEnergy” or the “Company”) today announced that it has reached an agreement with certain of its noteholders on a comprehensive financial restructuring that will reduce debt and restructure its balance sheet. The Ad Hoc Group of Noteholders, whose members hold approximately 90% of CorEnergy’s 5.875% Unsecured Convertible Senior Notes due 2025 (the “Senior Notes”), has entered into a Restructuring Support Agreement (the “RSA”) with the Company.
“Restructuring our debt will help to right-size our capital structure for the smaller scale of the enterprise following the MoGas and Omega sale, building on our efforts to increase liquidity through a combination of asset sales and tariff increases,” said Dave Schulte, Chairman and Chief Executive Officer of CorEnergy.
Schulte continued, “As we move through the reorganization process, we intend to continue to meet all obligations to our valued customers, employees, vendors and partners, and we expect Crimson Pipeline will also continue to operate normally. Our case for rate relief before the California Public Utilities Commission must be resolved favorably to ensure the future viability of the Crimson Pipeline assets, which continue to provide a critical service to shippers in that state.”
To implement the RSA, CorEnergy has filed a voluntary chapter 11 proceeding in the U.S. Bankruptcy Court for the Western District of Missouri. Neither Crimson Pipeline, in which CorEnergy holds a noncontrolling joint interest, nor any other CorEnergy subsidiary has filed for bankruptcy. Both the Company and Crimson Pipeline expect to have sufficient liquidity to continue operating without interruption during and after CorEnergy’s restructuring process.
The case is being filed on a prearranged basis to allow for rapid implementation of the RSA, with the RSA parties already having agreed to support the Company’s Plan of Reorganization. The proceeding is intended to facilitate a restructuring of the Company’s capital structure only, with no plans for trade impairment or other contract rejections.
Consistent with the terms of the RSA, the Plan provides for the treatment for each creditor class as follows:
Senior Notes: The Senior Notes will be exchanged for cash, $45 million in new secured debt with a five-year term and a 12.0% coupon and approximately 89% of the equity in a reorganized CorEnergy, subject to dilution from the management incentive plan and adjustment based on final cash available upon emergence.
General unsecured claims (including trade claims): Paid in full in cash.
Existing preferred equity: Holders of CorEnergy’s existing preferred equity and securities that are convertible into preferred equity will receive the remaining

EXHIBIT 99.1

approximately 11% of the equity of the reorganized CorEnergy, also subject to dilution from the management incentive plan and adjustment based on final cash available upon emergence.
Common stock: All outstanding common stock will be cancelled.
The Company aims to complete this restructuring process and emerge from bankruptcy in the second quarter of 2024 as a real estate investment trust. The RSA parties share a common commitment to strong corporate governance and robust disclosure that will facilitate the reorganized company’s plan to pursue trading on the OTC following emergence, providing enhanced liquidity to owners while reducing overhead expenses to a level commensurate with the reorganized company’s smaller size.
Additional information on the RSA will be filed on a Form 8-K with the U.S. Securities and Exchange Commission. This press release does not constitute an offer to sell or purchase any securities, which would be made only pursuant to definitive documents and an applicable exemption from the Securities Act of 1933, as amended. This press release does not constitute a solicitation to vote on the bankruptcy Plan, and all parties entitled to vote should rely solely upon any disclosure statement approved by the Bankruptcy Court.
CorEnergy has retained Husch Blackwell LLP as legal counsel, Teneo Capital LLC as its financial advisor and Miller Buckfire as its investment banker. The Ad Hoc Group of Noteholders has retained Faegre Drinker Biddle & Reath LLP as its legal counsel and Perella Weinberg Partners and TPH&Co., the energy business of Perella Weinberg Partners, as its investment bankers.
Court filings and information about the Chapter 11 case is available on a separate website (https://cases.stretto.com/corenergy) administered by CorEnergy’s claims agent, Stretto. Information is also available by calling (833) 345-0351 (Toll-Free) and (949) 340-5692 (International).
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (OTC: CORR, CORRL) is a real estate investment trust that owns and operates regulated crude oil pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
Certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as those pertaining to the Company's filing of the voluntary Chapter 11 proceedings (the "Chapter 11 Case"), the Company's ability to complete the Plan of Reorganization and its ability to continue operating in the ordinary course while the Chapter 11 Case is pending. You can identify forward-looking statements by use of words such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," or similar expressions or other comparable terms or discussions of strategy, plans or intentions. Although CorEnergy believes that the expectations reflected in these forward- looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from

EXHIBIT 99.1

those anticipated in these forward-looking statements as a result of a variety of factors, including, among others: risks and uncertainties regarding the Company's ability to successfully complete a restructuring under Chapter 11, including consummating the Plan of Reorganization contemplated by the RSA within the currently expected timeline or at all; the ability to negotiate definitive agreements with respect to the matters covered by the term sheets included in the RSA, the occurrence of events that may give rise to a right of any party to terminate the RSA and the ability to satisfy the conditions of the RSA; potential adverse effects of the Chapter 11 Case on the Company's business, liquidity and results of operations; the Company's ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Case or the Plan of Reorganization; objections to the Company's Plan of Reorganization or other pleadings filed that could protract the Chapter 11 Case; employee attrition and the Company's ability to retain senior management and other key personnel due to distractions and uncertainties imposed in part by the Chapter 11 Case; the Company's ability to comply with financing arrangements; the Company's ability to maintain relationships with its suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Case; the effects of the Chapter 11 Case on the Company and on the interests of various constituents, including holders of the Company's common stock, preferred stock and other equity securities; the Company's capital structure upon completion of the Chapter 11 Case; the Bankruptcy Court's rulings in the Chapter 11 Case generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Case; risks associated with third party motions in the Chapter 11 Case, which may interfere with the Company's ability to consummate the Plan or Reorganization; increased administrative, legal and professional costs related to the Chapter 11 process; litigation and other inherent risk involved in a bankruptcy process; changes in economic and business conditions; a decline in oil production levels; competitive and regulatory pressures; failure to realize the anticipated benefits of requested tariff increases; risks related to the uncertainty of the projected financial information; compliance with environmental, safety and other laws; risks associated with climate change; risks associated with changes in tax laws and the Company's ability to continue to qualify as a REIT; and other factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement.

Source: CorEnergy Infrastructure Trust, Inc. View source version on businesswire.com:
https://www.businesswire.com/news/home/20240225399178/en/
Media Contact
Teneo
US-CorEnergy-Comms@teneo.com
Investor Relations Contact Jeff Teeven or Matt Kreps info@corenergy.reit